Exhibit 99.1

Enservco Corporation Anticipates Filing 2022 First Quarter Financial Statements by August 15, 2022

Company Closes on $1.2 Million Convertible Subordinated Promissory Note with Cross River Partners, LP

LONGMONT, CO – July 18, 2022 – Enservco Corporation (NYSE American: ENSV), a diversified national provider of specialized well-site services to the domestic onshore conventional and unconventional oil and gas industries, today announced it anticipates it will file its 2022 first quarter financial statements by August 15, 2022. The filing was delayed as the Company’s resources were devoted to revising its 2021 Form 10-Qs and in preparing its 2021 Form 10-K.

The Company previously announced that revenue for the first quarter ended March 31, 2022, is expected to increase between 58% and 64% year over year based on higher commodity prices and increased demand for its services. Following the refinancing of its senior credit facility in the first quarter, the Company expects to report first quarter stockholders’ equity well in excess of $6.0 million, in line with NYSE American requirements.

“We are eager to bring our fillings fully current,” said Rich Murphy, Executive Chairman. “Our first quarter of 2022 is expected to show improved results, which will give the Company four consecutive quarters of year-over-year revenue growth. We believe the outlook for the oil and gas industry remains favorable, and we are excited about our prospects going forward.”

Enservco also announced that it has closed on a convertible subordinated promissory note with Cross River Partners, LP, a firm managed by Executive Chairman Rich Murphy. The $1.2 million note has a six-year term and bears interest at 7.75% per annum, paid quarterly. The unsecured note is interest only for the first year with interest and principal payments required thereafter. Under certain circumstances, the note may be converted to Enservco common stock. Additional details on the promissory note will be available in a Form 8-K filing.

About Enservco

Through its various operating subsidiaries, Enservco provides a range of oilfield services, including hot oiling, acidizing, frac water heating, and related services. The Company has a broad geographic footprint covering seven major domestic oil and gas basins and serves customers in Colorado, Montana, New Mexico, North Dakota, Oklahoma, Pennsylvania, Ohio, Texas, Wyoming, West Virginia, Utah, Michigan, Illinois, Florida, New Mexico and Louisiana. Additional information is available at www.enservco.com.

Cautionary Note Regarding Forward-Looking Statements

This news release contains information that is "forward-looking" in that it describes events and conditions Enservco reasonably expects to occur in the future. Expectations for the future performance of Enservco are dependent upon a number of factors, and there can be no assurance that Enservco will achieve the results as contemplated herein. Certain statements contained in this release using the terms “believes,” "may," “intends,” "expects to," and other terms denoting future possibilities, are forward-looking statements. The accuracy of these statements cannot be guaranteed as they are subject to a variety of risks, which are beyond Enservco's ability to predict, or control and which may cause actual results to differ materially from the projections or estimates contained herein. Among these risks are those set forth in Enservco’s annual report on Form 10-K for the year ended December 31, 2021, and subsequently filed documents with the SEC. Forward looking statements in this news release include ability of the Company to file its first quarter Form 10-Q by August 15, 2022; the ability to report year over year revenue growth for the first quarter of 2022; ability to bring its filings current; ability to report first quarter stockholders’ equity in excess of $6.0 million; and potential for a continued favorable industry outlook and good prospects for the Company. Enservco disclaims any obligation to update any forward-looking statement made herein, except as required by law.

Contact:

Mark Patterson

SVP

Enservco Corporation

mpatterson@enservco.com

Pfeiffer High Investor Relations, Inc.

Jay Pfeiffer

Phone: 303-880-9000

Email: jay@pfeifferhigh.com